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                                                                    Exhibit 10.2
                                                                    ------------


                        AIRCRAFT TIME SHARING AGREEMENT
                        -------------------------------


     THIS TIME SHARING AGREEMENT (the "Agreement") is made and entered into as of the 2nd day of June, 1998, by and between HOLLYWOOD PARK, INC., a Delaware corporation ("Timesharer") and R.D. HUBBARD ENTERPRISES, INC., a Texas corporation ("Owner").

                                   SECTION I
                             TIME SHARING AIRCRAFT

     For and in consideration of the expenses to be paid hereunder and the covenants and agreements herein contained to be kept and performed, Owner does hereby consent to time share with Timesharer for Timesharer's use the following described Aircraft with equipment, accessories and flight crew (the "Aircraft"):

     Canadair Challenger 601-3A, Year 1987, Serial No. 5014, bearing FAA No. N888DH and
     Two (2) General Electric CF34-3A Engines, Serial Nos. 350273 & 350282

     The home airport of the Aircraft shall be Portland International Airport, Portland, Oregon, or such other airport or airports as the Owner shall determine from time to time.

                                   SECTION II
                                      TERM

     The term of this Agreement shall commence on June 2, 1998 and expire on December 31, 1999. Thereafter, this Agreement shall automatically renew for additional terms of one (1) month each unless written notice of termination is given by one party to the other at least two (2) weeks prior to the commencement of a renewal term.

                                  SECTION III
                                   EXPENSES

     During the term of this Agreement, Timesharer agrees to reimburse Owner for the following expenses incurred as a result of Timesharer's use of the Aircraft:

     a.  Fuel, oil, lubricants, and other additives;

     b. Travel expenses of the crew, including food, lodging, and ground transportation;

     c.  Hangar and tie-down costs away from the Aircraft's base of operations;

     d.  Insurance obtained for the specific flight;

     e.  Landing fees, airport taxes, and similar assessments;

     f. Customs, foreign permit, and similar fees directly related to the flight;

     g.  In-flight food and beverages;

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     h.  Passenger ground transportation;

     i.  Flight planning and weather contract services; and

     j. An additional charge equal to 100% of the expenses listed is subparagraph a. of this section.

         By the thirtieth (30th) day of each month, Owner shall provide Timesharer with an invoice setting forth the amount owed by Timesharer for the previous month. Timesharer shall pay such amount within fifteen (15) days of receipt of such invoice.

         Said payments shall be paid at the address of the Owner provided to Timesharer, or at such other place as Owner may designate. Timesharer agrees to reimburse Owner for all costs and expenses, including court costs and reasonable attorney's fees, incurred by Owner in the enforcement of its rights and remedies under this Agreement.

                                   SECTION IV
                                     TITLE

         The registration of, and title to, the Aircraft shall remain in the name of Owner, and the Aircraft shall at all times during the term of this Agreement, or any extension hereof, bear United States registration markings. All responsibility and obligations in regard to maintaining the Aircraft as above owned, registered, and marked shall be borne by Owner. This Agreement does not confer on Timesharer any right, title or interest whatsoever, legal or equitable, in the Aircraft, or to the proceeds of the sale of the Aircraft.

                                   SECTION V
                              RESTRICTIONS ON USE

         During Timesharer's use of the Aircraft, Timesharer agrees to use the Aircraft only for the purposes, in the manner and within the geographical limits set forth in applicable insurance policies, to abide by and conform to, and cause others to abide by and conform to, all laws, ordinances, orders, rules and regulations, national, state, municipal or otherwise, now existing or hereinafter enacted, controlling or in any way affecting the operation, use or occupancy of the Aircraft or the use of any airport premises by the Aircraft. Timesharer shall be solely responsible for any fines, penalties or forfeitures occasioned by Aircraft. If such fines or penalties are imposed on Owner and paid by Owner, Timesharer shall reimburse Owner for the amount thereof within 15 days of receipt by Timesharer of written demand from Lender.

                                   SECTION VI
                                   ASSIGNMENT

         Timesharer agrees to keep safe and use carefully the Aircraft, and not to sell or attempt to sell, assign or dispose of the Aircraft, or any interest therein, or any part, or necessary equipment or to permit any charge, lien or encumbrance of any nature upon the Aircraft or any part thereof, or land or rent the same (other than to or at the direction of Owner), or change the home airport from that designated therein, or remove the Aircraft from the Continental United States for a period exceeding thirty (30) days without the prior written consent of Owner. Timesharer agrees that Owner reserves the power to assign its rights under this Agreement.

                                  SECTION VII
                             MAINTENANCE AND REPAIR

         Owner agrees to retain the responsibility for the repair and maintenance of the Aircraft so as to keep it in good safe operating condition.

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     Owner shall perform at its own expense all inspections, repairs, replacements, modifications, maintenance, and overhaul work as necessary and in accordance with the standards set by the Federal Aviation Administration regulations and requirements or those of any other governmental authority. The Owner's flight crew shall maintain all log books and records pertaining to Timesharer's personal use and operation of the Aircraft in accordance with the rules and regulations of the Federal Aviation Administration. Such records shall be the property of the Owner.

                                  SECTION VIII
                                  ALTERATIONS

         Timesharer shall not have the right to alter, modify, or make additions or improvements to the Aircraft.

                                   SECTION IX
                            INDEMNIFICATION OF OWNER

         Timesharer agrees to be responsible and liable to Owner for, and to indemnify Owner against, loss of any and all damage during Timesharer's use of the Aircraft during the term of this Agreement or until redelivery of the Aircraft to Owner, and to indemnify and save Owner harmless from and against all claims, costs, expenses, damages and liabilities, including personal injury, death or property damage claims arising or in any manner occasioned by Timesharer's custody or operation of the Aircraft for use, including consequential damages.

         Timesharer shall never, at any time during the term of this Agreement, for any purpose whatsoever, be or become an agent for Owner, and Owner shall not be responsible for the acts or omissions of Timesharer or its agents.

                                   SECTION X
                                  RISK OF LOSS

         Owner agrees to maintain general insurance covering the Aircraft, together with all of its equipment and accessories; however, pursuant to
     Section III of this Agreement, Timesharer agrees to either (i) reimburse Owner for any insurance premiums attributable to Timesharer's use and operation of the Aircraft; or (ii) obtain adequate and necessary insurance coverage, including but not limited to loss or damage from crash, fire, windstorm, collision, or other casualty, hull damage and liability for personal injuries, death or property damages, arising or in any manner occasioned by the acts or omission of Timesharer while in custody or
     operation of the Aircraft for personal use.   If Timesharer is required to
     obtain such insurance, then losses under the hull damage policies will be made payable to Owner and Timesharer shall deliver said policies, or evidence of said insurance, to Owner with premium receipts therefor.

         Timesharer shall immediately notify Owner of each accident involving the Aircraft while it is in timesharer's possession, which notification shall specify the time, place, and nature of the accident or damage, the names and addresses of parties involved, persons injured, witnesses, and owners of properties damaged, and such other information as may be known. Timesharer shall advise Owner of all correspondence, papers, notices, and documents whatsoever received by timesharer in connection with any claim or demand involving or relating to the Aircraft or its operation, and shall aid in any investigations instituted by Owner and in recovery of damages from third persons liable for same.

         Timesharer hereby appoints Owner as Timesharer's attorney-in-fact to make proof of loss, and claim for, receive payment of and execute or endorse all documents, checks for drafts for hull damage or return premium under said insurance policies.

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                                   SECTION XI
                              INSPECTION BY OWNER

         During Timesharer's use, Timesharer agrees to permit Owner to inspect the Aircraft at any reasonable time, either on the land or aloft, and to furnish any information in respect to Timesharer's use of the Aircraft that Owner may reasonably request, and to execute and deliver to Owner any additional or supplemental instruments or documents as may be required by Owner in connection with Timesharer's personal use of the Aircraft.

                                  SECTION XII
                                RETURN TO OWNER

         Upon completion of each time shared use of the Aircraft, Timesharer agrees to return the Aircraft to Owner at such place as may be designated by Owner, in the same operating order, repair, condition and appearance as when received, excepting only for (i) reasonable wear and tear; (ii) damage attributable to acts or omissions of the Timesharer covered by collectible insurance as provided for in Section X; and (iii) damage attributable to acts or omissions of Owner.

                                  SECTION XIII
                                    REMEDIES

         In the event Timesharer is required to obtain insurance pursuant to
     Section X of this Agreement, and Timesharer fails to pay all costs and expenses to procure and maintain such insurance, Owner may, at its option and without liability, terminate this Agreement.

          Owner's rights and remedies with respect to any of the terms and conditions of this Agreement shall be cumulative and not exclusive, and shall be in addition to all other rights and remedies in its favor. Owner's failure to enforce strictly any provisions of this Agreement shall not be construed as a waiver thereof or as excusing Timesharer from future performance.

                                  SECTION XIV
                           MODIFICATION OF AGREEMENT

         This Agreement constitutes the entire agreement between the parties. Any change or modification to this Agreement must be in writing and signed by the Owner and Timesharer. The validity of any portion of this Agreement shall not affect the remaining valid portions. All notices shall be binding upon the parties if sent to the address provided pursuant to this Agreement unless a subsequent address shall have been furnished, by certified mail, by one party to the other.

                                  SECTION XV
                                 GOVERNING LAW

         This Agreement shall be interpreted in accordance with, and performance shall be governed by, the law of the State of Oregon.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

     OWNER:                                   TIMESHARER:

     R.D. HUBBARD ENTERPRISES, INC.           HOLLYWOOD PARK, INC.

         /s/ Edward A. Burger                    /s/ G. Michael Finnigan
     ------------------------------           ------------------------------
     By:                                      By:
     Title: Vice President of Finance         Title: President / Chief Financial Officer


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